                                                                   EXHIBIT 10.10


                              SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease") is made effective as of the 23rd day of February, 1998 (the "Effective Date") between Verity, Inc., a Delaware corporation ("Verity"), as Sublessor, and Teleworld, Inc., a Delaware corporation ("Teleworld"), as Sublessee.

                                   RECITALS:

     A. Verity and Ross Drive Investors, a California general partnership ("RDI"), are parties to that certain Lease dated January 22, 1996, as amended June 20, 1996, November 5, 1996, and January 17, 1997 (collectively, the "Lease"), pursuant to which Verity leases from RDI that certain building containing approximately 43,925 gross leasable square feet of space located at 894 Ross Drive, Suite 100, Sunnyvale, California (the "Master Premises").

     B. Verity desires to sublet approximately 24,598 square feet of space constituting Suite 100 of the Master Premises (the "Premises"), to Teleworld and Teleworld desires to sublet the same from Verity. The Premises include the right to use the office cubicles, furniture and network and data wiring (excluding the T 1 line) currently located in or serving the Premises and set forth on Exhibit A attached hereto.

     NOW, THEREFORE, in consideration of the mutual covenants herein provided and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions. Unless otherwise defined, all capitalized terms used
          -----------
herein shall have the same meanings as given them in the Lease. A copy of the Lease is attached hereto as Exhibit B.

     2.   Sublease.
          --------

          2.1  Incorporation of Lease Terms. Verity hereby subleases to
               ----------------------------
Teleworld and Teleworld hereby subleases from Verity, the Premises. Except as otherwise expressly herein provided, such sublease of the Premises shall be on all of the terms, covenants, conditions and provisions in the Lease, which terms, covenants, conditions and provisions are incorporated in and made a part hereof as if fully set forth herein, and are imposed upon the respective parties of this Sublease, with Verity hereunder being substituted for Landlord under the Lease, and Teleworld hereunder being substituted for Tenant under the Lease; provided that the following provisions of the Lease are not incorporated into this Sublease: Section 2.1 (first sentence only), Section 2.2, Section 2.3,
Section 3.1, Section 5.4, Section 7.3, Article 8, First Addendum to Lease dated January 22, 1996, Second Addendum to Lease dated January 22, 1996, First Amendment to Lease dated June 20, 1996, Second Amendment to Lease dated November 5, 1996, and Third Amendment to Lease dated January 17, 1997. Teleworld shall comply with all of the terms and conditions applicable to Tenant under the Lease in connection with, but only with respect to, its occupancy and use of the Premises and the Common Area. Teleworld shall have the right to use eighty-seven
(87) parking stalls in the parking areas of the Project. To the

                                      1.

extent the provisions of this Sublease are inconsistent with or different from the provisions of the Lease, the provisions of this Sublease shall control the rights and obligations of Verity and Teleworld with respect to the use and occupancy of the Premises and the Common Area.

          2.2  Limitations to Responsibility. Notwithstanding the incorporation
               -----------------------------
of the provisions of the Lease into this Sublease, Verity shall not be held accountable for any representations and warranties made by RDI as Landlord under the Lease, nor shall be Verity be responsible for the performance of any obligations to be performed by Landlord under the Lease, and Teleworld agrees to look solely to RDI for the performance of such obligations. At Teleworld's request (and at Teleworld's cost, which shall be paid in advance), Verity shall use commercially reasonable efforts to cause RDI to perform its obligations under the Lease, but in no event shall Verity be obligated to initiate or participate in any legal proceedings or actions intended to compel RDI to perform or undertake any other action with respect to RDI that may impair Verity's relations with RDI. The failure by RDI to perform its obligations under the Lease shall not excuse performance by Verity or Teleworld of their obligations hereunder.

     3.   Term. Subject to Paragraph 3.1 below, the term of this Sublease shall
          ----
be eighteen (18) months, commencing March 15, 1998. Sublessee shall be permitted early occupancy to install its phone systems and wiring, subject to all the provisions of this Sublease except the obligation to pay Rent (as defined in Paragraph 5.1 below), which shall begin on the Commencement Date (as defined in Paragraph 3.1 below).

          3.1  Initial Term. The initial term of the Sublease contemplated
               ------------
hereby (the "Term") shall commence on the later of: (a) the date which is two
(2) days following receipt by Verity of RDI's written consent to this Sublease, or (b) March 15, 1998 (the "Commencement Date"). The Term shall expire on September 30, 1999 (the "Scheduled Expiration Date"), subject to extension in accordance with and subject to Paragraph 3.2 below.

          3.2  Extension Period. Should Teleworld desire to extend the term of
               ----------------
this Sublease by up to six (6) additional months, Teleworld shall notify Verity of such desire not less than one hundred eighty (180) days prior to the Scheduled Expiration Date. Following Verity's receipt of such notice, Verity shall decide in its sole and absolute discretion whether and on what terms Verity would make the Premises available to Teleworld following the Scheduled Expiration Date, provided, however, that the monthly Rent payable during the first six (6) months following the Scheduled Expiration Date shall not exceed Seventy Two Thousand Five Hundred Sixty Four Dollars and Ten Cents ($72,564.10). If Verity decides to make the Premises available to Teleworld following the Scheduled Expiration Date, Verity shall, not less than ninety (90) days prior to the Scheduled Expiration Date, give notice thereof to Teleworld, including the terms on which Verity would be willing to make the Premises available. If Verity does not give such notice to Teleworld (or does not otherwise respond to Teleworld regarding the availability of the Premises after the Scheduled Expiration Date) at least ninety (90) days prior to the Scheduled Expiration Date, Verity shall be deemed to have decided not to make the Premises available to Teleworld after the Scheduled Expiration Date and this Sublease shall expire on the Scheduled Expiration Date. Nothing herein shall be construed so as to obligate Verity to make the Premises available to Teleworld following the Scheduled Expiration Date on any terms. If Verity decides to make the Premises available to Teleworld after the Scheduled Expiration Date and Verity and Teleworld thereafter are able to agree upon the terms and

                                      2.

conditions of this Sublease with respect to the time period following the Scheduled Expiration Date (such period is referred to herein as the "Extension Period"), then such agreed upon terms and conditions shall be in effect during the Extension Period. If Verity and Teleworld are unable to agree upon such terms and conditions of this Sublease prior to the commencement of the Extension Period, this Sublease shall terminate on the Scheduled Expiration Date.

     4.   Use. Teleworld shall use the Premises in accordance with the terms set
          ---
forth in Article 4 of the Lease. The Premises shall not be used for manufacturing processes of any kind.

     5.   Rent; Security Deposit.
          ----------------------

          5.1  Monthly Rent. Teleworld agrees to pay to Verity, as rent
               ------------
("Rent") for the Premises for each month of the term of this Sublease, the sum of: (a) Seventy Thousand One Hundred Four Dollars and Thirty Cents ($70,104.30) for the first twelve (12) months of the Term, and (b) Seventy One Thousand Three Hundred Thirty Four Dollars and Twenty Cents ($71,343.20) for the balance of the Term up to the Scheduled Expiration Date. The foregoing amount represents the monthly base rent plus an additional sum to cover Teleworld's share of the monthly building expenses for the Premises totaling Two and 85/100 Dollars ($2.85) per square foot per month for the first twelve (12) months of the Term, and Two and 90/100 Dollars ($2.90) per square foot per month for the balance of the Term up to the Scheduled Expiration Date. Teleworld and Verity acknowledge and agree that such Rent includes payment for use of the items set forth on Exhibit A attached hereto at the rate of fifty cents ($.50) per square foot per month. The first month's Rent shall be due on the Commencement Date, provided that such amount shall be prorated to reflect the partial month, based on the number of days from and including the Commencement Date to and including March 31, 1998. Teleworld shall have no additional obligation to pay for utilities, heating, ventilation, or air conditioning repairs and maintenance, insurance, property taxes, or repairs that are the responsibility of Verity under Paragraph 7.3(e) below, or common area maintenance, including janitorial expenses and Common Operating Expenses, except as expressly provided herein.

          5.2  Place of Payment of Rent. The Rent and all other amounts payable
               ------------------------
to Verity hereunder shall be paid to Verity when due, without prior notice or demand and without deduction or offset, in lawful money of the United States by check payable to Verity, Inc. and mailed to: Verity, Inc., 892 Ross Drive, Sunnyvale, California 94089, Attention: Accounts Receivable.

          5.3  Security Deposits. Teleworld shall pay Seventy Two Thousand Five
               -----------------
Hundred Sixty Four Dollars and Ten Cents ($72,564.10) on the Effective Date as security for the performance of Teleworld's obligations under this Sublease. Teleworld shall also pay One Hundred Forty Five Thousand Dollars ($145,000.00) on the Effective Date as a security deposit with respect to Teleworld's obligations to maintain and return in good condition the office cubicles, furniture and network and data wiring which Teleworld is permitted to use under this Sublease. Teleworld acknowledges and agrees that Verity shall be entitled to withhold from such security deposit amounts to perform necessary repair or replacement of any of the items listed on Exhibit A at the expiration of the Term of this Sublease.

                                      3.

          5.4  Discounted Payment. Notwithstanding the amount of monthly Rent
               ------------------
set forth in Paragraph 5.1 above, Teleworld shall have the option to pay all Rent due under this Sublease in a single payment upon the Commencement Date, which single payment shall be equal to all amounts of Rent to be paid by Teleworld under this Sublease, discounted to its present value as of the Commencement Date utilizing a discount rate of ten percent (10%) per annum.

     6.   Acceptance and Condition of Premises. Verity shall deliver the
          ------------------------------------
Premises to Teleworld on the Commencement Date in broom-clean condition. Teleworld acknowledges that it had the right to inspect the Premises and the items listed on Exhibit A prior to commencing occupancy. By executing this Sublease, Teleworld shall be deemed to have accepted the same in their "AS-IS" condition, subject to any circumstances, defects, or conditions therein, and without any representations or warranties from Verity.

     7.   Related Provisions.
          ------------------

          7.1  Insurance. With respect to the tenant's insurance to be provided
               ---------
by Teleworld as described in Paragraph 9.1 of the Lease, such policies of insurance shall include as named insureds RDI, Verity and Teleworld.

          7.2  Waiver of Subrogation. With respect to the waiver of subrogation
               ---------------------
contained in Paragraph 9.4 of the Lease, such waiver shall be deemed to be modified to constitute an agreement by and among RDI, Verity, and Teleworld (and RDI's consent to this Sublease, if given, shall be deemed to constitute its approval of this modification).

          7.3  Building Services and Repairs and Maintenance.
               ---------------------------------------------

               (a) Teleworld shall be entitled to use of common areas in or relating to the Master Premises.

               (b) Teleworld shall be responsible for keying its locks and otherwise providing its own security for the Premises. Teleworld shall deliver two copies of each new key to Verity.

               (c) Verity shall make available to Teleworld the janitorial service serving the balance of the Master Premises, at no additional charge to Teleworld. Such service shall include removal of Teleworld's waste, notwithstanding the provisions of the second to last sentence of Section 7.1 of the Lease to the contrary, provided that such waste is of the type and quantity generated by typical office use. Verity reserves the right to charge Teleworld reasonable amounts for removal of wastes if extraordinary types or quantities of waste are generated by Teleworld.

               (d) Teleworld shall be responsible for installation and service for telephone and data transmission lines; provided Teleworld may use the network and data wiring set forth on Exhibit A which is already installed in or serving the Premises, which Teleworld acknowledges does not include the T 1 line.

                                      4.

               (e) Teleworld shall be responsible, at its own expense, for repair and maintenance as set forth in Paragraph 6.1 of the Lease with respect only to the Premises, but shall not be responsible for repair and maintenance of HVAC equipment, utility facilities or other such building systems and equipment that serve the Master Premises as a whole. Teleworld, at its cost, shall maintain in good condition all items of office cubicles, furniture and network and data wiring set forth on Exhibit A attached hereto. Such items shall be returned by Teleworld to Verity upon the expiration of the Term in the condition in which they were delivered to Teleworld.

               (f) If Verity determines in the reasonable exercise of its discretion that Teleworld is utilizing a disproportionate share of utilities, heating, ventilation and/or air conditioning or that Teleworld is regularly using such utilities and services beyond the base business hours of 8:00 a.m. to 8:00 p.m. Monday through Friday, Verity reserves the right to charge Teleworld for any such disproportionate or excess usage (and Teleworld shall pay to Verity within thirty (30) days of Verity's request) at the rate of Ten Cents ($.10) per rentable foot of the Premises per month; provided that this excess charge shall apply only for so long as the electrical service capacity of the Premises remains at the level that exists as of the date of this Sublease, and if Teleworld increases or otherwise changes such capacity, then Landlord reserves the right to charge Teleworld the actual charges incurred by Verity for Teleworld's disproportionate or excess usage, as evidenced by Verity's calculation thereof.

     8.   Signage. Teleworld shall have the right, at its sole cost and expense,
          -------
to place a sign on the suite door and the monument sign outside the Building, and to place standard identification on the lobby directory, provided any such signs shall be consistent in size and character with existing signage of other subtenants of Verity and Teleworld obtains the prior written consent of RDI and Verity (which consent Verity shall not unreasonably withhold) prior to installing such sign. Upon termination of this Sublease, Teleworld shall remove the sign and repair any damage caused by the installation or removal of the sign.

     9.   Assignment and Subletting. Teleworld shall have no right to assign
          -------------------------
this Sublease or any of its rights hereunder or sublet all or any portion of the Premises, without the prior written consent of Verity (which Verity may grant or withhold in its sole discretion), and without the consent of RDI to the extent required under the Lease.

     10.  Right of Offer. In the event Verity determines to further sublease
          --------------
suites 202, 203 or 204 of the Master Premises during the Term of this Sublease, Verity shall advise Teleworld of the terms and conditions on which Verity is willing to sublease such space. Within five (5) days of receipt of such information, Teleworld shall advise Verity in writing whether Teleworld desires to sublease such space on the terms and conditions delivered to Teleworld by Verity. In the event Teleworld elects to sublease, such space shall be added to this Sublease by execution of an appropriate addendum as soon as practical. In the event Teleworld fails to notify Verity in writing of its acceptance of the proposed terms and conditions within such five (5) days, then Verity shall be free to sublease such space to third parties on terms and conditions acceptable to Verity, in its sole discretion, which terms and conditions may be different from those previously communicated to Teleworld. The right of offer granted to Teleworld in this Paragraph 10 shall be subject to any prior rights of first offer, rights of first refusal or similar rights granted by Verity to any other subtenant of the Master Premises as of the Effective Date.

                                      5.

     11.  Notices. All notices, demands, requests, advices, or designations
          -------
which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations shall be sufficiently given by personal delivery, by certified or registered mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier and addressed to Verity at the address specified in Paragraph 5.2 of this Sublease, or to Teleworld at the Premises. Either party may by notice to the other specify a different address for notice purposes. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed delivered only upon delivery.

     12.  Brokers. A commission shall be paid to Cornish & Carey Commercial
          -------
("C&C") under a separate agreement between C&C and Verity. Except for the foregoing, each party warrants and represents to the other that it has retained no broker or other party that is entitled to any fee or commission in connection with this Sublease, and each agrees to indemnify, defend and hold harmless the other party from any and all liabilities, claims or damages arising out of such party's breach of the foregoing warranty and representation.

     13.  Termination of Lease. This Sublease is and shall at all times be
          --------------------
subordinate to the Lease. In the event the Lease is terminated for any reason, then this Sublease shall automatically terminate on the date of such termination, and shall be of no further force and effect. If Verity has actual advance knowledge of any termination, Verity shall promptly advise Teleworld thereof. If the termination of the Lease (and resulting termination of this Sublease) occurs through no fault of Verity, Verity shall have no liability therefor to Teleworld.

     14.  Surrender of the Premises. Upon expiration or termination of this
          -------------------------
Sublease, Teleworld shall comply with Paragraph 15.2 of the Lease except that Teleworld shall have no obligation to (i) have the HVAC system serviced, (ii) wax the floors, (iii) shampoo the carpets, and/or (iv) paint the walls of the Premises (or clean the walls so that they appear freshly painted); except that Teleworld shall be obligated to paint the walls of the Premises (or clean the walls so that they appear freshly painted) if as a result of holes, other damage, and/or marring of the walls such painting or cleaning is appropriate to put the Premises in reasonable condition for use and occupancy for the purposes permitted by Article 4 of the Lease. Upon expiration or termination of the Term of this Sublease, Verity and Teleworld shall inspect the Premises and the items listed on Exhibit A to determine whether any repairs or replacements are necessary. Verity shall have no obligation to return the security deposits made by Teleworld under this Sublease until completion of such inspection and determination of necessary repair or replacement costs, if any.

     15.  Consent of RDI. Whenever the consent of Landlord is required under the
          --------------
Lease, Teleworld acknowledges the consent of Verity and RDI shall be required. Furthermore, this Sublease shall not be operative or deemed effective for any purpose whatsoever unless and until the consent of RDI to this Sublease has been obtained. Teleworld and Verity shall use their commercially reasonable efforts to obtain such consent on or before March 6, 1998. If such consent is not obtained by March 31, 1998, Verity shall return to Teleworld all sums paid to Verity by Teleworld pursuant hereto, and this Sublease shall be of no further force or effect.

                                      6.

     16.  Counterparts. This Sublease may be executed in counterparts and
          ------------
delivered by and to the respective parties by facsimile transmission, and each such counterpart copy hereof so executed and delivered shall constitute an original, and all such counterparts together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

                                    VERITY:

                                    Verity, Inc., a Delaware corporation


                                    By: /s/ James E. Ticehurst
                                       --------------------------------------

                                    Its: V.P. Administration and Controller
                                        -------------------------------------


                                    Teleworld:

                                    Teleworld, Inc., a Delaware corporation

                                    By: /s/ Michael Ramsay
                                       --------------------------------------

                                    Its:      CEO
                                        -------------------------------------

                                      7.

                                     Lease

                            Dated: January 22, 1996

                                By And Between

                             ROSS DRIVE INVESTORS,

                       a California General Partnership

                                  as Landlord

                                      And

                                 VERITY, INC.,

                            a Delaware Corporation

                                   as Tenant


                     Affecting Premises Commonly Known as
                     894 Ross Drive, Sunnyvale, California

                               Table Of Contents

                                                            Page

ARTICLE 1 DEFINITIONS.......................................   1
     1.1  General...........................................   1
     1.2  Additional Rent...................................   1
     1.3  Address for Notices...............................   1
     1.4  Agents............................................   1
     1.5  Agreed Interest Rate..............................   1
     1.6  Base Monthly Rent.................................   1
     1.7  Building..........................................   1
     1.8  Commencement Date.................................   1
     1.9  Common Area.......................................   1
     1.10 Common Operating Expenses.........................   2
     1.11 Effective Date....................................   2
     1.12 Event of Tenant's Default.........................   2
     1.13 Hazardous Materials...............................   2
     1.14 Insured and Uninsured Peril.......................   2
     1.15 Law...............................................   2
     1.16 Lease.............................................   2
     1.17 Lease Term........................................   2
     1.18 Lender............................................   2
     1.19 Permitted Use.....................................   2
     1.20 Premises..........................................   2
     1.21 Project...........................................   2
     1.22 Private Restrictions..............................   2
     1.23 Real Property Taxes...............................   3
     1.24 Scheduled Commencement Date.......................   3
     1.25 Security Instrument...............................   3
     1.26 Summary...........................................   3
     1.27 Tenant's Alterations..............................   3
     1.28 Tenant's Share....................................   3
     1.29 Trade Fixtures....................................   3

                                      i.

                               Table Of Contents
                                  (Continued)

                                                            Page
ARTICLE 2 DEMISE, CONSTRUCTION AND ACCEPTANCE...............   3
     2.1  Demise of Premises................................   3
     2.2  Commencement Date.................................   3
     2.3  Construction of Improvements......................   4
     2.4  Delivery and Acceptance of Possession.............   4
     2.5  Early Occupancy...................................   4
ARTICLE 3 RENT..............................................   4
     3.1  Base Month Rent...................................   4
     3.2  Additional Rent...................................   4
     3.3  Payment of Rent...................................   5
     3.4  Late Charge and Interest on Rent in Default.......   5
     3.5  Security Deposit..................................   5
ARTICLE 4 USE OF PREMISES...................................   6
     4.1  Limitation on Use.................................   6
     4.2  Compliance with Regulations.......................   6
     4.3  Outside Areas.....................................   6
     4.4  Signs.............................................   7
     4.5  Parking...........................................   7
     4.6  Rules and Regulations.............................   7
ARTICLE 5 TRADE FIXTURES AND ALTERATIONS....................   7
     5.1  Trade Fixtures....................................   7
     5.2  Tenant's Alterations..............................   8
     5.3  Alterations Required by Law.......................   8
     5.4  Amortization of Certain Capital Improvements......   9
     5.5  Mechanic's Liens..................................   9
     5.6  Taxes on Tenant's Property........................   9
ARTICLE 6 REPAIR AND MAINTENANCE............................  10
     6.1  Tenant's Obligation to Maintain...................  10
     6.2  Landlord's Obligation to Maintain.................  11
     6.3  Control of Common Area............................  11

                                      ii.

                               Table Of Contents
                                  (Continued)

                                                                   Page
ARTICLE 7  WASTE DISPOSAL AND UTILITIES...........................   12
     7.1   Waste Disposal.........................................   12
     7.2   Hazardous Materials....................................   12
     7.3   Utilities..............................................   13
     7.4   Compliance with Governmental Regulations...............   14
ARTICLE 8  COMMON OPERATING EXPENSE...............................   14
     8.1   Tenant's Obligation to Reimburse.......................   14
     8.2   Common Operating Expenses Defined......................   14
     8.3   Real Property Taxes Defined............................   15
ARTICLE 9  INSURANCE..............................................   16
     9.1   Tenant's Insurance.....................................   16
     9.2   Landlord's Insurance...................................   17
     9.3   Tenant's Obligation to Reimburse.......................   18
     9.4   Release and Waiver of Subrogation......................   18
ARTICLE 10 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY.......   19
     10.1  Limitation on Landlord's Liability.....................   19
     10.2  Limitation on Tenant's Recourse........................   19
     10.3  Indemnification of Landlord............................   19
ARTICLE 11 DAMAGE TO PREMISES.....................................   20
     11.1  Landlord's Duty to Restore.............................   20
     11.2  Landlord's Right to Terminate..........................   20
     11.3  Tenant's Right to Terminate............................   21
     11.4  Abatement of Rent......................................   21
ARTICLE 12 CONDEMNATION...........................................   21
     12.1  Landlord's Termination Right...........................   21
     12.2  Tenant's Termination Right.............................   22
     12.3  Restoration and Abatement of Rent......................   22
     12.4  Temporary Taking.......................................   22
     12.5  Division of Condemnation Award.........................   22

                                     iii.

                               Table Of Contents
                                  (Continued)

                                                               Page
ARTICLE 13 DEFAULT AND REMEDIES..............................    23
     13.1  Events of Tenant's Default........................    23
     13.2  Landlord's Remedies...............................    24
     13.3  Waiver............................................    25
     13.4  Limitation on Exercise of Rights..................    26
     13.5  Waiver by Tenant of Certain Remedies..............    26
ARTICLE 14 ASSIGNMENT AND SUBLETTING.........................    26
     14.1  Transfer By Tenant................................    26
     14.2  Transfer By Landlord..............................    29
ARTICLE 15 GENERAL PROVISIONS................................    29
     15.1  Landlord's Right to Enter.........................    29
     15.2  Surrender of the Premises.........................    30
     15.3  Holding Over......................................    30
     15.4  Subordination.....................................    31
     15.5  Mortgagee Protection and Attornment...............    31
     15.6  Estoppel Certificates and Financial Statements....    31
     15.7  Reasonable Consent................................    32
     15.8  Notices...........................................    32
     15.9  Attorneys' Fees...................................    32
     15.10 Corporate Authority...............................    32
     15.11 Miscellaneous.....................................    33
     15.12 Termination by Exercise of Right..................    33
     15.13 Brokerage Commissions.............................    33
     15.14 Force Majeure.....................................    34
     15.15 Entire Agreement..................................    34

                                      iv.

                         Summary Of Basic Lease Terms

    Section
(Lease Reference)                          Terms
-----------------    -------------------------------------------------------------------------
      A.             Lease Reference Date:  January 22, 1996
                     --------------------
(Introduction)

      B.             Landlord:          Ross Drive Investors,
                     --------
(Introduction)                          a California general partnership

      C.             Tenant:            Verity, Inc.
                     ------
(Introduction)                          a Delaware corporation

      D.             Premises:          That area consisting of 33,834 square feet of
                     --------
    (S1.21)                             gross leasable area the address of which is 894
                                        Ross Drive, Suite 100, 101, 200, 201 and 202,
                                        Sunnyvale, CA, within the Building as Shown on
                                        Exhibit A.


      E.             Project:           The land and improvements shown on Exhibit A
                     -------
    (S1.22)                             consisting of one (1) buildings the aggregate
                                        gross leasable area of which is 43,925 square
                                        feet.

      F.             Building:          The building in which the Premises are located
                     --------
    (S1.7)                              known as 894 Ross Drive, Sunnyvale,
                                        California containing 43,925 square feet of
                                        gross leasable area.

      G.             Tenant's Share:    77.03$ See First Addendum,
                     --------------
    (S1.29)                             See First Addendum, Paragraph 5


      H.             Tenant's Allocated Parking Stalls: 132 stalls.
    (S4.5)           ---------------------------------

      I.             Scheduled Commencement Date:       June 1, 1996.
    (S1.26)          ---------------------------

      J              Lease Term:        105 calendar months (plus the partial month following the
                     ----------
    (S1.18)                             Commencement Date if such date is not the first day of a month)


      K              Base Monthly Rent: Months  1 - 24:
                     -----------------
    (S3.1)                              Months 25 - 60:
                                        Months 61 - 84:
                                        Months 85 - 105:

      L.             Prepaid Rent:      See First Addendum, Paragraph 5 which shall constitute the
                     ------------
    (S3.3)                              first month's rent

      M              Security Deposit:  See First Addendum, Paragraph 4
    (S3.5)           ----------------

    Section
(Lease Reference)                          Terms
-----------------    ------------------------------------------------------------------------------
    N                Permitted Use:  General office, research and development, marketing and all
                     -------------
  (S4.1)                             other related legal uses.

    O                Permitted Tenant's Alterations Limit:    $5,000.00
                     ------------------------------------
  (S5.2)             (exclusive of Interior Improvements constructed pursuant to Exhibit B)

    P                Tenant's Liability Insurance Minimum:  $3,000,000.00
  (S9.1)             ------------------------------------

    Q                Landlord's Address:  2290 North First Street, Suite 300
                     ------------------
  (S1.3)                                  San Jose, California  95131

    R                Tenant's Address:  892 Ross Drive
                     ----------------
  (S1.3)                                Sunnyvale, California  94089

    S                Retained Real Estate Brokers:  Cornish and Carey
                     ----------------------------
  (S15.13)                                          400 Hamilton Avenue
                                                    Palo Alto, CA  94301

    T                Lease:  This Lease includes the summary of the Basic Lease Terms, the
                     -----
  (S1.17)                    Lease, and the following exhibits and addenda:
                             First Addendum to Lease, Exhibit A (site plan of
                                                      ---------
                             the Project containing description of the
                             Premises), Exhibit B (Improvement Agreement),
                                        ---------
                             Exhibit C (Approved Specifications), Exhibit D
                             ---------                            ---------
                             (acceptance agreement), Exhibit G (form of
                                                     ---------
                             subordination agreement), Exhibit H (Hazardous
                                                       ---------
                             Materials Questionnaire)

       The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:                           TENANT:

Ross Drive Investors                Verity, Incorporated
a California general partnership    a Delaware corporation

By: /s/  Michael J. Biggar          By: /s/  Donald C. McCauley
   ------------------------            -------------------------------------
         Michael J. Biggar                   Donald C. McCauley
         Manager                             Vice President and CFO

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

Date:    1/29/96                    Date:___________________________________
     -------------
                                      2.

                                     LEASE

     This Lease is dated as of the lease reference date specified in Section A of the Summary and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 General. Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provisions of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

     1.2  Additional Rent:  The term "Additional Rent" is defined in (S) 3.2.

     1.3 Address for Notices: The term "Address for Notices" shall mean the addresses set forth in Sections O and R of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

     1.4 Agents: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

     1.5 Agreed Interest Rate: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

     1.6 Base Monthly Rent: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to (S) 3.1 which is specified in Section K of the Summary.

     1.7 Building. The term "Building" shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

     1.8 Commencement Date: The term "Commencement Date" is the date the Lease Term commences, which term is defined in (S) 2.2.

     1.9 Common Area: The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lease or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

                                      3.

     1.10 Common Operating Expenses: The term "Common Operating Expenses" is defined in (S) 8.2.

     1.11 Consumer Price Index:  [deleted]

     1.12 Effective Date: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

     1.13 Event of Tenant's Default: The term "Event of Tenant's Default" is defined in (S)13.1.

     1.14 Hazardous Materials: The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in (S) 7.2E.

     1.15 Insured and Uninsured Peril: The terms "Insured Peril" and "Uninsured Peril" are defined in (S) 11.2E.

     1.16 Law. The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

     1.17 Lease: The term "Lease" shall mean the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

     1.18 Lease Term: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

     1.19 Lender: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security instrument.

     1.20 Permitted Use: The term "Permitted Use" shall mean the use specified in Section N of the Summary.

     1.21 Premises: The term "Premises" shall mean that building area described in Section D of the Summary that is within the Building.

     1.22 Project: The term "Project" shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

     1.23 Private Restrictions: The term "Private Restrictions" shall mean all unrecorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and

                                      4.

any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

     1.24 Real Property Taxes. The term "Real Property Taxes" is defined in (S) 8.3.

     1.25 Scheduled Commencement Date: The term "Scheduled Commencement Date" shall mean the date specified in Section I of the Summary.

     1.26 Security Instrument: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

     1.27 Summary. The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

     1.28 Tenant's Alterations: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

     1.29 Tenant's Share: The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area, which as of the Effective Date is the percentage identified in Section G of the Summary.

     1.30 Trade Fixtures: The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at is expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

                                   ARTICLE 2

                      DEMISE, CONSTRUCTION AND ACCEPTANCE

     2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in (S) 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

     2.2 Commencement Date: The Scheduled Commencement Date shall be only an estimate of the actual Commencement Date, and subject to the provisions of Exhibit B, the term of this Lease shall begin on the later to occur of the following, which shall be the "Commencement Date": (i) the date Landlord offers to deliver possession of the Premises to

                                      5.

Tenant following substantial completion of all improvements to be constructed by Landlord pursuant to (S) 2.3 except for punchlist items which do not prevent Tenant from using the Premises for the Permitted use and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or (ii) June 1, 1996.

     2.3 Construction of Improvements: Prior to the Commencement Date, Landlord shall construct certain improvements that shall constitute or become part of the Premises if required by, and then in accordance with, the terms of Exhibit B and Exhibit C.

     2.4 Delivery and Acceptance of Possession: If this Lease provides that Landlord must deliver possession of the Premises to Tenant on a certain date, then if Landlord is unable to deliver possession of the Premises to Tenant on or before such date for any reason whatsoever, this Lease shall not be void or voidable until December 1, 1996, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Tenant shall accept possession and enter into good faith occupancy of the entire Premises and commence the operation of its business therein within 30 days after the Commencement Date. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent and latent defects. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of the Preemies to Tenant, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit D,
                                                                 ---------
appropriately completed. Landlord shall have no obligations to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant's obligation to pay Base Monthly rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such acceptance agreement.

     2.5 Early Occupancy. If Tenant enters or permits its contractors to enter the Premises prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Commencement Date.

                                   ARTICLE 3

                                     RENT

     3.1 Base Month Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

     3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional

                                      6.

Rent"): (i) any late charges or interest due Landlord pursuant to (S) 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in (S) 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by (S) 14.1; (iv) any legal fees and costs due Landlord pursuant to (S) 15.9; and (v) any other charges due Landlord pursuant to this Lease.

     3.3 Payment of Rent: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Basic Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in (S) 11.4 and (S) 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section P of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

     3.4 Late Charge and Interest on Rent in Default: If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within three business days after Landlord has notified Tenant in writing that payment of such rent has not been received by Landlord, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to (S) 13.2B. If any rent remains delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

     3.5 Security Deposit: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord

                                      7.

may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return or the Security Deposit.

                                   ARTICLE 4

                                USE OF PREMISES

     4.1 Limitation on Use: Tenant shall use the Premises solely for the Permitted use specified in Section N of the Summary. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanically equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

     4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions by any Laws or Private Restrictions for Tenant's particular use of the Premises. Subject to Landlord's right or reimbursement under Paragraph 5.4, Landlord shall make any alterations, additions or other capital improvements which is required by any Laws or Private Restrictions for buildings in general. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

                                      8.

     4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

     4.4 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Landlord agrees to cooperate, with Tenant at Tenant's expense, in seeking governmental approvals for Tenant's signs. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria attached as Exhibit F, and shall be
                                                       ---------
installed at the expense of Tenant. Tenant shall maintain such signs in a good condition and repair.

     4.5 Parking. Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles or others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any specific parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building,
(ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as it is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Tenant shall not be required to pay for parking unless required by Law.

     4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant ten (10) days following delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

                                      9.

                                   ARTICLE 5

                        TRADE FIXTURES AND ALTERATIONS

     5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

     5.2 Tenant's Alterations: Construction by Tenant of Tenant's Alterations shall be governed by the following:

          (a) Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval (which shall not be reasonably withheld). Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct the Leasehold Improvement until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using a new materials of good quality.

          (b) Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

          (c) All Tenant's Alterations shall remain the property of Tenant during the Lease term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrend4red to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true:
(i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested of Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord

                                      10.

granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

     5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in (S) 5.4).

     5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Material Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project, (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of 10% of the then replacement cost of the Project and (v) any alterations, additions, or improvements required by any Laws or Private Restrictions and related to buildings generally. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

          (a) All costs paid by landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by landlord in accordance with generally accepted accounting principles) with interest o the unamortized balance at the then prevailing market rate landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide tenant with the information upon which such determination is made.

          (b) As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

     5.5 Mechanic's Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by other tenants in the Project, landlord or landlord's Agents), Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title

                                      11.

to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

     5.6 Taxes on Tenant's Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease term. If any tax or other charge is assessed by any government agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by landlord, Tenant shall furnish landlord with satisfactory evidence of these payments.

                                   ARTICLE 6

                            REPAIR AND MAINTENANCE

     6.1  Tenant's Obligation to Maintain:  Except as otherwise provided in
(P)6.2, (P)1.1.1, and (P)1.2.3, Tenant shall be responsible for the following during the Lease Term:

          (a) Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the premises and every part thereof, through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

          (b) With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes). Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

          (c) Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the

                                      12.

Premises. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by landlord, which contract provides for the periodic washing of all such windows at least once every 60 days during the Lease Terms, or Tenant may provide such service itself provided that the quality of work is reasonably consistent with that of professional contractors. Tenant shall furnish landlord with copies of all such service contracts, which shall provide that they may not be cancelled or changed without at least 30 days' prior written notice to landlord.

          (d) All repairs and replacements required of tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor. See First Addendum to Lease Paragraph 7.

     6.2 Landlord's Obligation to Maintain: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) including the structural components of the floor slab, foundation, and bearing walls located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment.
Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11 and subject to Paragraph 9.4. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole but reasonable discretion of Landlord.

     6.3 Control of Common Area: landlord shall at all times have exclusive control of the Common area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of tenant in the Building, tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises

                                      13.

without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however; that nothing contained herein shall prevent landlord, at its sole option, from providing security measures for the Project.

                                   ARTICLE 7

                         WASTE DISPOSAL AND UTILITIES

     7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall keep all fire corridors and mechanical equipment rooms in the premises free and clear of all obstructions at all times.

     7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of hazardous materials on the Project:

          (a) Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

          (b) If the presence of Hazardous materials on the project caused or permitted by Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials caused or permitted by Tenant or Tenant's Agents.

          (c) Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the

                                      14.

Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the lease Term, Tenant shall, within five business days after written request therefor received from landlord, disclose in writing all hazardous materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

          (d) Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in (P) 7.2A and/or (P) 7.2B; otherwise, such costs shall be paid entirely by Landlord.

          (e) As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely Hazardous pursuant to Article 11, of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental response; Compensation and Liability Act, 41 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

          (f) The obligations of Landlord and Tenant under this (P)7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this (P)7.2. In the event of any inconsistency between any other part of this lease and this (P)7.2, the terms of this (P)7.2 shall control.

     7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the premises, then Tenant shall pay its pro rata share of the cost of such utility service

                                      15.

with all others served by the service not separately metered. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may
(i) periodically charge Tenant, as Additional Rent, a sum equal to landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

     7.4 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by nations, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitle to terminate this Lease not to any abatement in rent by reason of such compliance.

                                   ARTICLE 8

                           COMMON OPERATING EXPENSE

     8.1 Tenant's Obligation to Reimburse: As additional Rent, Tenant shall pay Tenant's Share (specified in Section G of the Summary) o all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating expenses fairly allocable to the Building, including (i) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and
(ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general are not fairly allocable to any one building that is part of the Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in questions; (ii) during Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expense sin advance in monthly installments as requested by Landlord due with the installment of Base Monthly Rent; and (iii) within 90 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit (or cash if at the end of the Lease Term) by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 after delivery by Landlord to tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and not more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses. Such inspection must be within 30 days of Tenant's receipt of Landlord's annual statement for the same, and

                                      16.

shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

     8.2 Common Operating Expenses Defined: The term "Common Operating Expenses" shall mean the following:

          (a) All costs and expenses paid or incurred by landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire and property damage insurance covering the Project carried by landlord pursuant to (P)9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security; for the purpose of determining operating expenses as set forth in Paragraph 8.2 hereof, "Common Operating Expenses" shall in no event include expenses incurred for the following: (i) Leasing commissions, attorney's fees, costs and disbursement and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; (ii) Depreciation; and (iii) Advertising and promotional expenditures;

          (b)  The following costs: (i) Real Property Taxes as defined in
(P)8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril; (ii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and(iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by (P)8.2A that is fairly allocable to the Project;

          (c) Fees for management services rendered by either landlord or a third party manager engaged by Landlord (which may be a party affiliated with landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of 4% of the Base Monthly Rent.

          (d) All additional costs and expenses incurred by landlord with respect to the operation, protection, maintenance, repair and replacement of the project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:
(i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the

                                      17.

exclusive use of other tenants of the project; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by (P)7.2.99

     8.3 Real Property Taxes Defined: The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting form reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the project, the gross receipts, income, or rentals from the project, or the use of parking areas, public utilities, or energy within the Project, or landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the project prevailing as of the Effective date shall be altered so that in lieu of or in addition to any Real property tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the project, on landlord's business of leasing the project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for the purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                                   ARTICLE 9

                                   INSURANCE

     9.1 Tenant's Insurance: Tenant shall maintain insurance complying with all of the following:

          (a) Tenant shall procure, pay for and keep in full force and effect the following:

                    (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a "contractual liability"

                                      18.

endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in (P)10.3.

                    (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                    (3) Such other insurance that is reasonably required by any Lender,

          (b) Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this (P)9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (ii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is approved reasonably by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this (P)9.1.

          (c) A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this (P)9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this (P)9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the terms of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this (P)9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this (P)9.1 is not adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

     9.2 Landlord's Insurance: landlord shall have the following obligations and options regarding insurance:

          (a) Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by landlord

                                      19.

which Landlord elects to insure together under the same policy or policies.
Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable "deductible" which , in the case of earthquake and flood insurance, may be up to 15% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

          (b) Landlord may maintain a policy or policies of commercial general liability insurance insuring landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

          (c) The insurance Landlord is required to maintain by this lease shall be provided by insurance companies having a Bests rating no less than the Bests rating landlord shall require for the insurance companies providing the insurance Tenant is required to maintain by this Lease.

     9.3 Tenant's Obligation to Reimburse: If Landlord's insurance rates forth Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

     9.4 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs (P)9.1A and (P)9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of (P)9.1 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that tact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the

                                      20.

particular insurance involved. This waiver shall also apply in any situation where there is no "valid and collectible" insurance policy due to a failure of a party in breach of this lease to maintain insurance required hereunder.

                                  ARTICLE 10

               LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

     10.1 Limitation on Landlord's Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to tenant or tenant's agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting form any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the premises or the building through roof leaks or otherwise. Notwithstanding the foregoing but subject to (P)9.4, Landlord shall be liable for any such injury damage or loss which is proximately caused by Landlord's or its agents willful misconduct or active negligence of which landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

     10.2 Limitation on Tenant's Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligation of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of landlord in the Project for the satisfaction of the obligations of landlord and shall not have recourse to any other assets of landlord for the satisfaction of such obligations.

     10.3 Indemnification of Landlord: Subject to Paragraph 9.4, Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than he willful misconduct or active negligence of landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the premises during the lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of tenant's Default. The provisions of this (P)10.3 shall survive the expiration or sooner termination of this Lease.

                                      21.

                                  ARTICLE 11

                              DAMAGE TO PREMISES

     11.1 Landlord's Duty to Restore: If the premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to (P)11.2 or by Tenant pursuant to (P)11.3. all insurance proceeds available from the fire, and property damage insurance carried by Landlord pursuant to (P)9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either (P)11.2, or
(P)11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to (P)9.1A(2) shall be sued for such purpose.

     11.2 Landlord's Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage.:

          (a) Either the project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 33% of the then actual replacement cost thereof;

          (b) Either the Project or the Building is damaged by an Uninsured Peril to such as extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this (P)11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this lease;

          (c) The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this
(P)11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease term within 15 days following the date of such damage; or

                                      22.

     (d) Either the Project or the Building is damaged by any peril and, because of the laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

     (e)  As used herein, the following terms shall have the following meanings:
(i) the term "Insured Peril" shall mean a peril actually insured or required hereunder to be insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

     11.3 Tenant's Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work
required of Landlord may be completed.   Tenant shall have the right to
terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 15 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

          (a) The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage; or

          (b) The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

     11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                                  ARTICLE 12

                                 CONDEMNATION

     12.1 Landlord's Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain

                                      23.

(including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (I) all or any part of the Premises is so taken, (ii) more than 10% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     12.2 Tenant's Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (I) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Paragraph 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures (which Landlord shall build, if at all, at its sole cost or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

     12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

     12.4 Temporary Taking: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

     12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belonging to Tenant; (ii) for the interruption of Tenant's business or its moving costs; (iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this

                                      24.

Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                  ARTICLE 13

                             DEFAULT AND REMEDIES

     13.1 Events of Tenant's Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

          (a) Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 business days after delivery of written notice from Landlord specifying such failure to pay; or

          (b) Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed 90 days from the date of Landlord's notice; or

          (c) Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

          (d) Tenant shall have abandoned the Premises or left the Premises substantially vacant unless Tenant actively attempts to sublet the Premises or assign the Lease during the period of such abandonment or vacancy; or

          (e) The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 USC (S)191 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1(e) is contrary to any applicable Law, such provisions hall be of no force or effect; or

          (f) Tenant shall have failed to deliver documents required of it pursuant to Paragraph 15.4 or Paragraph 15.6 within the time periods specified therein. See First Addendum to Lease Paragraph 6.

                                      25.

     13.2 Landlord's Remedies: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to al other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          (a) Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including
(i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 business days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

          (b) Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in releasing the P remises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lese on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

          (c) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Paragraph 13(c) shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

          (d) In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so

                                      26.

terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Paragraph 13(c), shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

          (e) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                    (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                    (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise);
(iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

          (f) Nothing in this Paragraph 13.2 shall limit Landlord's right to indemnification from Tenant as provide din Paragraphs 7.2 and 10.3. Any notice given by Landlord in order to satisfy the requirements of Paragraphs 13.1(a) or 13.1(b) above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

     13.3 Waiver. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter

                                      27.

occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

     13.4 Limitation on Exercise of Rights. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

     13.5 Waiver by Tenant of Certain Remedies. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs form the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure. Nothing herein, however shall be construed so as to preclude Tenant from making repairs if Landlord fails to do so and thereafter bringing suit for reimbursement.

                                  ARTICLE 14

                           ASSIGNMENT AND SUBLETTING

     14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph 14.1 as "Tenant"):

          (a) Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord up to $1,000.00 in connection with the evaluation, possessing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (i) Hazardous Materials (as defined in Section 7.2(e) of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2(e) of this Lease) by the Tenant or the proposed Subtenant or Assignee. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Paragraph 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations

                                      28.

to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

          (b) At least 15 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 15 days of receipt of such request together with the required accompanying documentation, or (ii) seven days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

          (c) In the event that Tenant seeks to make any Transfer of the entire Premises (excluding permitted transfers), Landlord shall have the right to terminate this Lease, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord specifying a Commencement Date and commences the payment of rent, and
(ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

          (d) If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                    (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

                                      29.

                    (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in Paragraph 14.1(d)(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

                    (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

                    (4) Tenant's obligations under this Paragraph 14.1(d) shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this Paragraph 14.1(d), Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reaosnable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                    (5) As used in this Paragraph 14.1(d), the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments form or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Paragraph 14.1(d), the term "Permitted Transfer Costs" shall mean (i) all reaosnable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question,
(ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question, and (iii) tenant improvements.

          (e) If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning 25% or more (cumulatively) of any interest in the capital or

                                      30.

profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

          (f) Notwithstanding anything contained in Paragraph 14.1, so long as Tenant otherwise complies with the provision of Paragraph 14.1 Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Paragraph 14.1(c) or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Paragraph 14.1(d):

                    (1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%;

                    (2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

                    (3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     14.2 Transfer By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferror) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer except for the obligation to return the Security Deposit to Tenant (unless the Security Deposit is transferred to the Landlord's transferee). After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                                  ARTICLE 15

                              GENERAL PROVISIONS

     15.1 Landlord's Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs (during

                                      31.

the last nine (9) months of the Lease Term) or "for sale signs; and (viii) responding to an emergency. Landlord shall reasonably have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this (P)15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

     15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to (P)7.2A or (P)7.2B, and (iv) Landlord's negligence, willful misconduct and/or breach of the Lease. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process and normal use which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance for which Tenant or its agents are responsible. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted;
(ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all windows shall be washed;
(vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to (P)5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant unless Landlord has provided prior written approval for any change made since the Commencement Date which Landlord does not require to be returned to its original condition. Tenant shall have no obligation to remove the Interior Improvements constructed pursuant to Exhibit
B. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs reasonably incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holder over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in the Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 125% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

                                      32.

     15.4 Subordination: The following provisions shall govern the relationship of the Lease to any Security Instrument:

            (a) The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

            (b) At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

            (c) Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within 15 days after written demand therefor shall constitute an Event of Tenant's Default. Tenant approves as reasonable the form of subordination agreement attached to this Lease as Exhibit G.

            (d) Landlord shall use its reasonable efforts to obtain a Non-Disturbance Agreement from holder(s) of all existing Security Instruments. If a holder required payment of fees and/or costs as a condition of such an Agreement, Tenant shall pay such fees and/or costs. Notwithstanding any other provision hereof, Tenant's obligation to subordinate this Lease to any future Security Instrument shall be conditioned upon the execution of a Non-Disturbance Agreement by the holder of such Security Instrument on the holder's standard form.

     15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

     15.6 Estoppel Certificates and Financial Statements: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if

                                      33.

any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     15.7 Reasonable Consent: Whenever any party's approval or consent is required by this Lease before an action may be taken by the other party, such approval or consent shall not be unreasonably withheld or delayed.

     15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section O or
                                                                  ---------
Section R of the Summary (as applicable), (ii) when delivered if given by
---------
personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this (P) 15.8, provided, however, that any address to which notices may be sent must be a California address.

     15.9 Attorneys' Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purposes, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

     15.10 Corporate Authority: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

                                      34.

     15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to any bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

     15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This (P)15.12 does not apply to the termination of this Lease by Landlord as a result of an Event of Tenant's Default.

     15.13 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to

                                      35.

the Retained Real Estate Brokers described in Section S of the Summary, and (ii)
                                              ---------
agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

     15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

     15.15 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are not oral agreements between Landlord and Tenant affecting this Lease, and this Lease supercedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

     In Witness Whereof, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:                               TENANT:

Ross Drive Investors                    Verity, Inc.
a California general partnership        a Delaware corporation


By:  /s/  Michael J. Biggar             By:  /s/  Donald C. McCauley
   ------------------------------          ----------------------------------
        Michael J. Biggar                         Donald C. McCauley
        Manager                                   Vice President and CFO

Date:     January 29, 1996            Date:__________________________________
     ----------------------------

                                      36.

                            FIRST ADDENDUM TO LEASE

     This First Addendum is dated for reference purposes as January 22, 1996, and is made a part of that Lease Agreement (the "Lease") dated January 22, 1996, by and between Ross Drive Investors, a California general partnership ("Landlord") and Verity, Inc., a Delaware corporation ("Tenant") affecting certain real property commonly known as 894 Ross Drive, Sunnyvale, California, with reference to the following facts:

     1. Option to Extend Lease Term: Landlord hereby grants to Tenant one option to extend the Lease Term for a five (5) year term on the following terms and conditions:

          A. Tenant must give Landlord notice in writing of its exercise of the option in question no earlier than two hundred seventy (270) days and no later than one hundred eighty (180) days before the date the Lease Term would end but for said exercise.

          B. Tenant may not extend the Lease Term pursuant to any option granted by this paragraph if an Event of Tenant's Default exists as of the date of exercise of the option in question or as of the date this Lease would have been terminated but for said exercise.

          C. All term and conditions of this Lease shall apply during the Option Period, except that the Base Monthly Rent for the Option Period shall be determined as provided in Paragraph D.

          D. The Base Monthly Rent for the Option Period shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent due the last month of the previous Lease Term, or (ii) one hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the Option Period in question based upon like buildings with like improvements in the Mountain View/Sunnyvale/Santa Clara area taking into account tenant improvement allowances and other concessions which may be available in the market.. If the parties are unable to agree upon the fair market monthly rent for the Premises for the Option Period in question at lean seventy-five (75) days prior to the commencement of the Option Period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph E.

          E. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

               (1) The party demanding an appraisal (the "Notifying Party") notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name,

                                      1.

address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fad to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitration Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

               (2) The three (3) appraisers so selected shall meet not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the option period in question (including the timing and amount of periodic increases).

               (3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

               (4) If two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the Option Period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal Wall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

               (5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market raw of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

               (6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the few and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be home fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

                                      2.

     2. Tenant Improvement Allowance: The term "Tenant Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Interior Improvement Costs for all Interior Improvements constructed in the Premises, which amount is

     3. Condition of Premises: Landlord shall provide the Premises with all existing electrical, HVAC and plumbing in good and workable condition, and to the extent that there are any warranties available, Landlord agrees to provide Tenant with the benefits of those warranties. Except as specifically provided in the Lease, in this Paragraph 3 and in Exhibit "B", the Interior Improvement Agreement, Tenant accepts the Premises based upon its own investigation and research, without warranty by Landlord, and in its "AS-IS" condition, provided that Landlord shall cause each tenant currently occupying any portion of the Premises to surrender same at the end of its respective lam term in the condition required by its lease or applicable termination agreement.

     4.   Security Deposit:

     5. Lease of Additional Space: Pursuant to this Lease, Tenant is leasing all rentable space in the Budding with the exception of Suite 203, consisting of 5,070 rentable square feet of space, and Suite 205, consisting of 5,021 square feet of space (referred to jointly as the "Expansion Space" and individually as "Suite 203", and "Suite 205" or a ("Suite"). In addition to the space currently defined herein as the "Premises", Tenant agrees to lease from Landlord, and Landlord agrees to Lease to Tenant, the Expansion Space, on the following terms and conditions:

          A. The Lease Term for the Expansion Space shall begin for each Suite (the "Expansion Space Commencement Date") on the day following the expiration or earlier termination of the Lease Term including any exercised option periods of the tenant currently occupying the Suite and the tenant's removal of all of its furnishings, fixtures and equipment and its (or Landlord's) satisfaction of the surrender obligations under its Lease. Landlord shall bear all costs for removing all such tenants from the Suites at the end of their respective Lean Tam and Landlord represents and warrants to Tenant that to the best of Landlords knowledge (which shall mean Michael J. Biggar's knowledge) without investigation or duty to investigate, no other persons or entities have any rights or claims of occupancy to such Suites.

          B. The Lease Term for each Suite shall run from the Expansion Space Commencement Date to the end of the Lean Term of this Lease.

          C. As of the Expansion Space Commencement Date for each Suite, the Base Monthly Rent set forth herein shall be increased by applying the per rentable square foot rental rate which is effective under the Summary, Paragraph K, as of said date, to the additional rentable square footage added to the Premises by the addition of the Suite(s). Thereafter, the dates for increases in the Base Monthly Rent specified in this Lean shall continue in effect without change, but the Base Monthly Rent following each such increase date shall include an additional amount reflecting the added space. For purposes of example, if both Suites became available at any time during the first 24 months following the Commencement Date hereunder, the rent would be increased by

                                      3.

          D. The Lease Term for each Suite shall be extended if Tenant exercises the Option to Extend Lease Term granted in Paragraph 1 of this Addendum. Rent in the extended term provided under such option to extend shall be determined as set forth in Paragraph 1

          E. Tenant will accept such Suite based solely on its own investigation and research, without warranty by Landlord, in its then existing "AS-IS" condition, with all faults, latent or patent. Landlord will not have any duty to provide or pay for any tenant improvements to the Expansion Space provided that Landlord shall cause each tenant currently occupying a Suite to surrender same at the end of its respective lease term in the condition required by its Lease.

     6.   [text missing from original]

     7.   [text missing from original]

               (1)  [text missing from original]

               (2)  HVAC maintenance, repair and replacement as provided in
  Section 6.1.C of the Lease; and

               (3) Maintaining and controlling access to the Building electrical room.

At such time as the Expansion Space Commencement Date has occurred for both Suite 203 and Suite 205 as provided in Paragraph 7 of this Addendum, Tenant shall assume responsibility for the items (1), (2) and (3) above.

     8. Condition to Landlord's Performance: Landlord's execution of this lease is conditioned upon satisfactory early termination of the existing lease for 892 Ross Drive with Novell by written agreement received and executed by Landlord no later than the date Landlord executes this Lease.

LANDLORD:                               TENANT:

Ross Drive Investors,                   Verity, Incorporated,
a California general partnership        a Delaware corporation


By:  /s/  Michael J. Biggar           By:  /s/  Davic C. McCauley
    -----------------------------        ---------------------------------
        Michael J. Biggar                      Donald C. McCauley
        Manager                                Vice President and CFO

Date:    1/29/96                        Date:_____________________________
     ----------------------------

                                      4.

                                   Exhibit B

                         INTERIOR IMPROVEMENT AGREEMENT

     This Improvement Agreement is made part of that Lease dated January 22, 1996, (the "Lease") by and between Ross Drive Investors ("Landlord"), and Verity, Inc. ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

     1. Purpose of Improvement Agreement: The purpose of this Improvement Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of Interior Improvements within the Premises prior to the Commencement Date.

     2. Definitions: As used in this Interior Improvement Agreement, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and which are used in this Interior Improvement Agreement, shall have the meanings ascribed to them by the
Lease:

          A. Approved Specifications: The term "Approved Specifications" shall mean those specifications for the Interior Improvements to be constructed by Landlord which are described by Exhibit "C" to the Lease.

          B. Interior Improvements: The tam "Interior Improvements" shall mean all interior improvements to be constructed by Landlord in accordance with the Approved Specifications (e.g., HVAC equipment and distribution, transformer and power distribution, partitions, floor, wall, and window covering, righting fixtures).

          C. Interior Improvement Costs: The term "Interior Improvement Costs* shall mean the following: (i) the total amount due pursuant to the general construction contract entered into by Landlord to construct the Interior Improvements, including the cost of construction associated with compliance with ADA or other governmental requirements necessitated by such Interior Improvements; (ii) the cost of all governmental approvals required as a condition to the construction of the Interior Improvements (including all construction taxes imposed by the City of Sunnyvale) in connection with the issuance of a building permit for the Interior Improvements; (iii) all utility connection or use fees; (iv) fees of architects or engineers for services rendered in connection with the design and construction of the Interior Improvements; (v) the cost of payment and performance bonds obtained by Landlord or Prime Contractor to assure completion of the Interior Improvement, and (vi) a construction management fee of three percent (3%) of the amount due under section (i) of this paragraph; provided however, that such fee shall only be applicable to the portion of such amount that exceeds Landlord's required contribution under Paragraph 2 of the First Addendum to Lease and that such fee, together with the management fee payable pursuant to the 892 Lease (as defined in the Addendum), in the aggregate [text missing from original] shall in no event exceed $37,500.00.

          D. Substantial Completion and Substantially Complete: The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Interior Improvements in question: (i) the construction of the Interior Improvements in question has been substantially completed in accordance with the requirements of this Lease; (ii) the architect responsible for preparing the

                                      3.

plans shall have executed a certificate or statement representing that the Interior Improvements in question have been substantially completed in accordance with the plans and specifications therefor, and (iii) the Building Department of the City of Sunnyvale has completed its final inspection of such improvements and has "signed off" the building inspection card approving such work as complete.

     3. Schedule of Performance: Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Interior Improvements (the "Schedule of Performance"). Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Interior Improvement Agreement. The Schedule of Performance is as follows:

                                                                                     Responsible
             Action Items                            Due Date                          Party
       -----------------------          ---------------------------------        ----------------

A.     Delivery to Landlord of          By January 26, 1996                       Tenant
       Tenant's Interior
       Requirements

B.     Delivery to Tenant of           Within fourteen (14) days after            Landlord
       Preliminary Interior            delivery to Landlord of conceptual
       Improvement Plans               plans for the Interior Improvements

C.     Approval by Tenant of           Within seven (7) days after                Tenant
       Preliminary Interior Plans      Tenant receives Preliminary
                                       Interior Plans.

D.     Delivery to Tenant of Final     Within twenty-one (21) days after          Landlord
       Interior Plans                  approval of the Preliminary
                                       Interior Plans

E.     Approval by Tenant of Final     Within seven (7) days after Tenant         Tenant
       Interior Plans                  receives Final Interior Plans

F.     Commencement of                 Within five (5) days after                 Landlord
       construction of Interior        issuance of all necessary
       Improvement                     governmental approvals

G.    Substantial Completion of        Within forty-nine (49) days after          Landlord
      Interior Improvements            issuance of building permit for
                                       the Interior Improvements

                                      2.

     4. Construction of Interior Improvements: Landlord shall, at its sole cost and expense, construct the Interior Improvements in accordance with the following:

          A. Development and Approval of Preliminary Interior Plans: On or before the due date specified in the Schedule of Performance, Tenant shall deliver to Landlord a proposed floor plan identifying its requirements for the Interior Improvements that is consistent with the Approved Specifications ("Tenant's Interior Requirements"). On or before the due date specified in the Schedule of Performance, Landlord shall and deliver to Tenant for its review and approval preliminary plans for the Interior Improvements which are consistent with and conform to Tenant's Interior Requirements and the Approved Specifications (the "Preliminary Interior Plans"). On or before the due date specified in the Schedule of Performance, Tenant shall either approve such plans or notify Landlord in writing of its specific objections to the Preliminary Interior Plans. If Tenant so objects, Landlord shall revise the Preliminary Interior Plans to address such objections in a manner consistent with the parameters for the Interior Improvements set forth in this Improvement Agreement and the Approved Specifications and shall resubmit such revised H Preliminary Interior Plans as soon as reasonably practicable to Tenant for its approval. When such revised Preliminary Interior Plans are resubmitted to Tenant, it shall either approve such plans or notify Landlord of any further objections in writing within five (5) business days after receipt thereof. If Tenant has further objections to the revised Preliminary Interior Plans, the parties shall meet and confer to develop Preliminary Interior Plans that are reasonably acceptable to both Landlord and Tenant within five (5) business days after Tenant has notified Landlord of its second set of objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five
(5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Preliminary Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence.

          B. Development and Approval of Final Interior Plans: Once the Preliminary Interior Plans have been approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant pursuant to subparagraph 4A), Landlord shall complete and submit to Tenant for its approval final working drawings for the Interior Improvements by the due date specified in the Schedule of Performance. Tenant shall approve the final plans for the Interior Improvements or notify Landlord in writing of its specific objections by the due date specified in the Schedule of Performance. If Tenant so objects, the parties shall confer and reach agreement upon final working drawings for the Interior improvements within five (5) business days after Tenant has notified Landlord of its objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shad immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in the Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Final Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. The final working drawings so approved by Landlord and Tenant (including off

                                      3.

changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant) are referred to herein as the "Final Interior Plans".

          C. Building Permit: As soon as the Final Interior Plans have been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Interior Improvements, and shall diligently prosecute to completion such approval process.

          D. Construction Contract: Landlord and Tenant shall cooperate to cause the Interior Improvements to be constructed by a general contractor who is engaged by Landlord in accordance with whichever of the procedures set forth in either subparagraph 4D (1) or 4D (2) hereof that is approved by Landlord and Tenant; provided, however, that if Landlord and Tenant do not agree on which method to use for selecting the general contractor and awarding the construction contact within five (5) days after either party requests the other to approve one of the two methods set forth herein, then the general contractor shall be selected and the general construction contract awarded in accordance within the provisions of subparagraph 4D (1) hereof

               (1) The job of constructing the Interior Improvements shall be offered for "competitive bid", on a fixed price basis, to at few three (3) but no more than five (5) general contractors reasonably approved by Landlord and Tenant. The construction contract shall be awarded to the bidder selected by Tenant and reasonably approved by Landlord, who may or may not be the bidder submitting the lowest bid for the job. Landlord shall submit to Tenant a list of general contractors acceptable to Landlord to whom the job may be bid, and Tenant shall notify Landlord within three (3) business days after receipt of such fist of its objection to any proposed contractor. Tenant's failure to object within such period of time shall be deemed to be its approval of all bidders on the list so submitted by Landlord.

               (2) The Interior Improvements may be constructed pursuant to a "cost plus" construction contract awarded to a general contractor selected by Landlord and approved by Tenant. Landlord shall submit to Tenant Landlords recommendation of the general contractor and the terms of the *cost plus" construction contract for the Interior Improvements for Tenant's approval, which shall be deemed given if objection is not made by Tenant within two (2) business days after receipt of such proposal from Landlord. If this method of awarding the construction contract is selected, the general construction contract shall provide that all major subcontractors for the Interior Improvements shall be chosen by a competitive bid process where (i) Tenant shall have the right to approve subcontractors who bid on specific parts of the job, and (ii) Tenant shall have the right to cause a major subcontract to rebid if Tenant does not approve the low bid, if such low bid would cause the total Interior Improvement. Costs to exceed the amount stated in Paragraph 2 of the First Addendum to Lease and requests that changes be made to the Final Interior Plans (subject to Landlord's approval) for the purpose of lowering the total Interior Improvement Costs to a level that does not exceed the amount stated in Paragraph 2 of the First Addendum to Lease. Delays caused by any modifications to the Final Interior Plans and rebidding requested by Tenant shall be deemed delays caused by Tenant for Purposes of paragraph 7 hereof.

               (3) Landlord and Tenant shall use their best efforts to approve the general contractor and all subcontractors so that the construction contract may be executed as soon as possible.
                                      4.

          E. Commencement of Interior Improvements: On or before the due date specified in the Schedule of Performance, Landlord shall commence construction for the Interior Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Interior Improvements by the due date specified in the Schedule of Performance.

     5. Payment of Interior Improvement Costs: Landlord and Tenant shall have the following obligations with respect to the payment of Interior Improvement
Costs:

          A. Landlord shall be obligated to pay an amount equal to the Team Improvement Allowance as provided for in Paragraph 2 of the First Addendum To Lean for the Payment of Interior Improvement costs. If the total of Interior Improvement Costs exceeds the amount of Landlord's required contribution, Tenant shall be obligated to pay the entire mount of such excess. In no event shag Landlord be obligated to pay for Interior Improvement Costs in excess of the allowances provided for in Paragraph 2 of the First Addendum To Lease. Tenant must pay for such excess. If Tenant becomes obligated to contribute toward paying Interior Improvement Costs pursuant to this subparagraph 5A, then Landlord shall estimate the amount of such excess prior to commencing construction of the Interior Improvements and Tenant shall pay to Landlord a proportionate share of each progress payment due to the general contractor which bears the same relationship to the total amount of the progress payment in question as the amount Tenant is obligated to contribute to the payment of Interior Improvement Costs bean to the total estimated Interior Improvement Costs. Tenant shall pay Tenant's share of any progress payment to Landlord within five (5) business days after receipt of a statement therefor from landlord. At the time the final accounting is rendered by Landlord pursuant to subparagraph 5C hereof, there shall be an adjustment between Landlord and Tenant such that each shall only be required to contribute to the payment of Interior Improvement Costs in accordance with the obligations set forth in this subparagraph 5A, which adjustment shall be made within five (5) days after Landlord notifies Tenant of the required adjustment. If Tenant is required to make a payment to Landlord. Tenant shall make such payment even if Tenant elects to audit the statement submitted by Landlord pursuant to subparagraph 5C. In the event Tenant's audit discloses that an overpayment or underpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute to the payment of costs in accordance with the obligations set forth in this subparagraph 5A.

          B. If Tenant fails to pay any amount when due pursuant to this paragraph 5, then (i) Landlord may (but without the obligation to do so) advance such funds on Tenant's behalf, and Tenant shall be obligated to reimburse Landlord for the amount of funds so advanced on its behalf and (ii) Tenant shall be liable for the payment of a late charge and interest in the same manner as if Tenant had failed to pay Base Monthly Rent when due as described in paragraph
3.4 of the Lease. Any amounts paid to Landlord by Tenant pursuant to this subparagraph shall be held by Landlord as Tenant's agent, for disbursal to the general contractor in payment for work costing in excess of Landlord's required contribution.

          C. When the Interior Improvements are Substantially Completed, Landlord shall submit to Tenant a final and detailed accounting of all Interior Improvement Costs paid by Landlord, certified as true and correct by Landlord's financial officers. Term shall have the right

                                      5.

to audit the books, records, and supporting documents of Landlord to the extent necessary to determine the accuracy of such accounting during normal business hours after giving Landlord at least two (2) days prior written notice. Tenant shall bear the cost of such audit, unless such audit discloses that Landlord has overstated the total of such costs by more than two percent (2%) of the actual amount of such costs, in which event Landlord shall pay the cost of Tenant's audit. Any such audit must be conducted, if at all, within ninety (90) days after Landlord delivers such accounting to Tenant.

     6. Changes to Approved Plans: Once the Final Interior Plans have been approved by Landlord and Tenant, neither shag have the right to order extra work or change orders with respect to the construction of the Interior Improvements without the prior written consent of the other. All extra work or change orders requested-by either Landlord or Tenant A" be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a pan of the Final Interior Plans once approved in writing by both parties. If a change order requested by Tenant results in an increase in the cost of constructing the Interior Improvements, Tenant shall pay the amount of such increase caused by the change order requested by Tenant at the time the change order is approved by both Landlord and Tenant if and to the extent such change order causes the Interior Improvement Costs to exceed Landlord's required contribution thereto described in subparagraph 5A. Landlord acknowledges and agrees that if Tenant seeks to construct Interior Improvements costing in excess of three times the Tenant Improvement Allowance, then, in recognition of the fact that Tenant will be paying more than twice the Tenant Improvement Allowance to construct the Interior Improvements, Tenant shall not have to pay for change orders until invoices therefor are submitted by the contractor. If a change order results in an increase in the amount of construction time needed by landlord to complete the Interior Improvements, paragraph 7 hereof may apply.

     7. Delay in Completion Caused by Tenant. The parties hereto acknowledge that the date on which Tenant's obligation to pay the Base Monthly Rent and the Additional Rent would otherwise commence may be delayed because of (i) Tenant's failure to submit necessary information to Landlord when required, (ii) Tomes failure to promptly review and approve the plans for the Interior Improvements in accordance with the Schedule for Performance, (iii) any ad by Tenant which interferes with or delays the completion of the plans for the Interior Improvements or Landlord's construction work, (iv) change orders requested by Tenant and approved by Landlord, or (v) special materials or equipment ordered or specified by Tenant that cannot be obtained by Landlord at normal cost within a reasonable period of time because of limited availability. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any of such causes or by any other act of Tenant and in the event it is so delayed, Tenant's obligation to pay the base Monthly Rent and all Additional Rent shall commence as of the date it would otherwise have commenced absent delay caused by Tenant, provided that within a reasonable period of time after learning of the occurrence of the cause of any such delay, Landlord notifies Tenant in writing of the fact that such delay has occurred and the known or anticipated extent of any such delay.

                                      6.

     8. Delivery of Possession, Punch List, and Acceptance Agreement: As soon as the Interior Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Premises and inspect all Interior Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Interior Improvements. After such inspection has been completed, each party shall sign an acceptance agreement in the form attached to the Lease as Exhibit "D", which shall (i) include a list of all "punch list" items which the parties agree are to be corrected by Landlord and (ii) shall state the Commencement Date and the initial Ban Monthly Rent. As soon as such inspection has been completed and such acceptance agreement executed, Landlord shall deliver possession of the Premises to Tenant. Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing the acceptance agreement. Landlord shall have no obligation to deliver possession of the Premises to Tenant until such procedures regarding the preparation of a punch fist and the execution of the acceptance agreement have been completed. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of Landlord's work of improvement in such part as complete and in accordance with the tam of the Lease except for the punch fist item noted and latent defects that could not reasonable have been discovered by Tenant during its inspection of the Interior Improvements prior to completion of the acceptance agreement. Notwithstanding anything contained herein, Tenants obligation to pay the Base Monthly Rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such acceptance agreement.

     9. Standard of Construction and Warranty: Landlord hen by warrants that the Interior Improvements shall be constructed substantially in accordance with the Final Interior Plans (as modified by change orders approved by Landlord and Tenant), the Approved Specifications, all Private Restrictions and all Laws, in a good and workmanlike manner, and all materials and equipment furnished shall conform to such final plans and shall, be new and otherwise of good quality. The foregoing warranty shall be subject to, and limited by, that following:

          A. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall promptly commence the cure of such breach and complete such cure with diligence at Landlord's sole cost and expense.

          B. Landlord's liability pursuant to such warranty shall be limited to the cost of correcting the defect or other miner in question. In no event shag Landlord be liable to Tenant for any damages or liability incurred by Tenant as a result of such defect or other matter, including without limitation damages resulting from any loss of business by Taunt or other consequential damages.

          C. Notwithstanding anything contained herein, Landlord shall not be liable for any defect in design, construction, or equipment furnished which is discovered and of which Landlord receives written notice from Tenant after the firm (1st) anniversary of the recordation of a notice of completion for the work of improvement affected by the defect.

          D. With respect to defects for which Landlord is not responsible pursuant to subparagraph 9C, Tenant shall have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such defect and in

                                      7.

discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Interior Improvements. At Tames request, Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defect for which Landlord is not responsible pursuant to this paragraph so long as Tenant pays all costs reasonably incurred by Landlord in so acting.

          E. Landlord makes no other express or implied warranty with respect to the design, construction or operation of the Interior Improvements except as set that forth in this paragraph.

     10. Condition to Landlord's Performance: Landlord's obligations under the Lease am subject to the satisfaction or waiver of the condition that Landlord obtain all budding permits and other governmental approvals required in order to commence construction of the Interior Improvements by the due dates specified in the Schedule of Performance. If such condition is not satisfied or waived within the applicable time period, Landlord shall have the option of terminating the Lease provided such condition is not reasonably likely to be satisfied within one hundred twenty (120) days; provided, however, that Landlord shall have the option to extend the time period for the satisfaction of such condition for a period of up to one hundred twenty. (120) days to enable Landlord to continue its efforts to cause such condition to be satisfied. If any such option to extend the time for satisfaction of this condition is exercised, (i) Landlord shall continue to use reasonable efforts to cause the condition to be satisfied; (ii) all other time periods contained in the Schedule of Performance which are impacted by such extension shall be appropriately adjusted; and (Hi) such extension shad not constitute a delay caused by Tenant pursuant to paragraph 7 hereof, nor shall Landlord in any way be penalized for exercising such option to obtain additional time to cam the condition to be satisfied. If landlord becomes entitled to and elects to so terminate the Lease, the Lease shall terminate on the dated notice is so given to Tenant. Landlord shall be under an obligation of good faith to use all reasonable efforts to cam the condition to be satisfied.

     11. Tenant's Right to Install Trade Fixtures: When the construction of the Interior Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced in accordance with good construction practices. Landlord also shall notify Tenant to that effect and shall permit Tenant, and its authorized representatives and contractors, to have access to the Premises for the purpose of installing Tomes trade fixtures and equipment. Any such installation work by Tenant, or its authorized representatives and contractors, shall be undertaken at their sole risk, flu from rent, and upon the following conditions:

          A. If the entry into the Premises by Tenant, or its representatives or contractors, interferes with or delays Landlord's construction work, after twenty-four (24) hours notice of such fad to Tenant (i) Tenant shall cause the party responsible for such interference or delay to leave the Premises, or (ii) Tenant shall cause to be taken such steps as may be reasonably necessary in the Prime Contractors opinion to alleviate such interference or delay,

                                      8.

          B. Any contractor used by Tenant in connection with such entry and installation shall be subject to Landlords approval, which approval shall not be unreasonably withheld, but which may be withheld if such contractor is non-union and its entry on the Premises would interfere with Landlord's work;

          C. If Tenant's entry or installation causes any strike or other labor dispute which materially and adversely affects construction of the Premises, upon Landlord's demand Tenant shall withdraw its contractors and representatives from the Premises or take such other steps as Landlord shall deem appropriate to remedy the situation; and

          D. Tenant shall have such obligations under the Lease as are specified in paragraph 2.5 of the Lease (e.g., indemnification and insurance).

     12. Effect of Agreement: In the event of any inconsistency between this Improvement Agreement and the Lease, the terms of this Improvement agreement shall prevail.

LANDLORD:                               TENANT:

Ross Drive Investors,                   Verity, Incorporated,
a California general partnership        a Delaware corporation


By:  /s/  Michael J. Biggar             By:  /s/  Donald C. McCauley
   -------------------------------         ---------------------------------
        Michael J. Biggar                       Donald C. McCauley
        Manager                                 Vice President and CFO

Date:  January 29, 1996                 Date:  January 29, 1996
     -----------------------------           -------------------------------

                                      9.

                                  Exhibit "C"

                            APPROVED SPECIFICATIONS
                                (To Be Attached)


                                      1.

                              Acceptance Agreement

     This Acceptance Agreement is made as of ________, 1996 by and between the parties hereto with regard to that Lease dated _______, 1996 by and between Ross Drive Investors, a California general partnership, as Landlord ("Landlord"), and ____________ as Tenant ("Tenant"), affecting those Premises commonly known as
___________, San Jose, California.  The parties hereto agree as follows:

     1. All improvements required to be constructed by Landlord by the Lease have been completed in accordance with the terms of the Lease and are hereby accepted by Tenant, subject to the completion of punch list items identified on Exhibit "A" attached hereto.

     2. Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

     3. The Commencement Date of the Lease Term is _______________ and the Least Term shall expire on ___________ unless sooner terminated according to the terms of the Lease or by mutual agreement.

     4. The Base Monthly Rent initially due pursuant to the Lease is ___________/100 Dollars ($________) per month, subject to any subsequent adjustments required by the Lease.

     5. Landlord has received a Security Deposit in the amount of _________ Dollars ($______). In addition, Tenant has prepaid rent in the amount of ____________ Dollars ($______), which shall be applied to the first installment of Base Monthly Rent.

     6. The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

LANDLORD:                           TENANT:

Ross Drive Investors                ______________________________________
a California general partnership    a ______ corporation

By:____________________________     By:___________________________________
  Michael J. Biggar                 Name:_________________________________
  Manager                           Title:________________________________

Date:__________________________     Date:_________________________________


                                      3.

                                  Exhibit "E"

                      Description of Recording Information
                            for Private Restrictions

Not Applicable


                                      1.

                                  Exhibit "F"

                                 Sign Criteria
                                (To be Attached)
Not Applicable

                                      1.

                            Second Addendum To Lease

     This Second Addendum is dated for reference purposes as January 22, 1996, and is made a part of that Lease Agreement (the "Lease") dated January 22, 1996, by and between Ross Drive Investors, a California general partnership ("Landlord") and Verity, Inc., a Delaware corporation ("Tenant") affecting certain real property commonly known as 894 Ross Drive, Sunnyvale, California, with reference to the following facts:

     1.   Parking:  Notwithstanding, anything to the contrary in Paragraph 4.5,
          -------
five (5) of Tenant's allocated parking Stalls may, at Tenant's option, be designated for Tenant's exclusive use as "Visitor" spaces. If Tenant desires to mark and use such stalls, it shall be under the following terms and conditions:

          A. All expenses associated with the marking of such exclusive parking spaces shall be paid by Tenant.

          B. The exclusive parking spaces shall be located reasonably near to the entrance to the Building, with due regard for the rights of other tenants of the Building. Their exact location, and the location and nature of any associated signage or markings, shall be submitted to and approved in writing by Landlord before work is commenced.

          C. If Tenant elects to paint the parking lot with markings relating to its exclusive spaces, or to erect signs relating thereto, then on expiration or earlier termination of this Lease, Tenant shall remove the signs and markings and restore the parking lot to its condition prior to their placement, to Landlord's satisfaction, and at Tenant's expense.

          D. Landlord shall not be responsible for enforcing the exclusive use of said stall, provided, however, that Landlord will not grant to any other Tenant of the Project the right to use such stalls.

LANDLORD:                              TENANT:
Ross Drive Investors,                  Verity, Incorporated,
a California general partnership       a Delaware corporation


By:  /s/  Michael J. Biggar            By:  /s/  Donald C/ McCauley
   _______________________________        __________________________________
       Michael J. Biggar                      Donald C. McCauley
       Manager                                Vice President and CFO

Date:  January 29, 1996                Date:  January 29, 1996
     _____________________________          ________________________________

                                      1.